Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(915) 534-1530	(915) 534-1535
WESTERN REFINING REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS
EL PASO, Texas — November 3, 2011 — Western Refining, Inc. (NYSE:WNR) today reported net income for the third quarter ended September 30, 2011, of $84.9 million, or $0.94 per basic share and $0.81 per diluted share. During the quarter, the Company recorded a realized loss of $11.2 million and an unrealized loss of $94.6 million from hedging activities. Adjusting for the non-cash unrealized loss, net income would have been $146.4 million, or $1.37 per diluted share.
Net income improved significantly compared to the third quarter 2010 net income of $6.9 million. This increase was due primarily to significantly higher refining gross margins.
Adjusted EBITDA for the quarter was $202.3 million compared to Adjusted EBITDA of $90.7 million for the third quarter of 2010. Excluding the non-cash unrealized hedging loss of $94.6 million, Adjusted EBITDA would have been $296.9 million for the quarter.
Jeff Stevens, Western’s President and Chief Executive Officer, said, “Western had another successful quarter due primarily to the strong refining margins and the strength of our operations. The Brent-WTI spread contributed to the strong margins as the average price differential increased from $14.85 per barrel in the second quarter to $23.85 per barrel in the third quarter. This benefits Western as all of our crude oil is purchased at prices based on WTI.”
Western generated a build in cash of $229.4 million during the quarter. As of September 30, 2011, total debt was $1,062.4 million and cash on hand was $402.6 million, resulting in net debt of $659.8 million.
Stevens continued, “Strengthening our balance sheet by further reducing debt continues to be a priority for Western. We are pleased that our strategies and the favorable margin environment will allow us to execute this plan. As a result, our intent is to redeem all of the Floating Rate Notes when they are callable in December. Retiring these Notes will reduce our annual cash interest expense by approximately $30 million. Also in the third quarter, the Company amended its Revolver by increasing commitments to $1.0 billion, extending the maturity through September 2016, and reducing the interest rate by 50 basis points.”
In the third quarter, the Company saw continued strength in both the distillate and gasoline Gulf Coast forward crack spreads. During the quarter, Western added to its hedging positions to capture these strong margins on a portion of its future production through 2014.
Commenting on the fourth quarter, Stevens said, “While we have seen some declines in refining margins in the fourth quarter from the levels we experienced in the second and third quarters, margins continue to remain strong. We will continue to focus on strengthening our balance sheet, managing our cost structure, and operating reliably and safely.”

Conference Call Information
A conference call is scheduled for Thursday, November 3, 2011, at 10:00 am ET to discuss Western’s financial results. A slide presentation will also be available for reference during the conference call. The call and slide presentation can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 92274036. The audio replay will be available through November 10, 2011, and can be accessed by dialing (800) 642-1687 or (706) 645-9291, passcode: 92274036.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Yorktown, Virginia; asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso; retail service stations and convenience stores in Arizona, Colorado, New Mexico and Texas; a fleet of crude oil and finished product truck transports; and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about the Company’s ability to further reduce debt by strengthening its balance sheet, the Company’s ability to redeem its Floating Rate Notes when they are callable in December, and the strength of future margins. These statements are subject to the general risks inherent in our business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary of historical financial and operating data for the periods indicated below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
Statement of Operations Data
Net sales (1)	$2,397,139	$2,038,296	$6,794,611	$6,099,028

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	2,053,409	1,807,411	5,854,320	5,479,813
Direct operating expenses (exclusive of depreciation and amortization) (1)	109,159	116,982	337,571	337,930
Selling, general, and administrative expenses	27,153	23,733	72,357	61,185
Impairment losses	—	3,963	—	3,963
Maintenance turnaround expense	632	—	1,336	23,286
Depreciation and amortization	35,581	35,253	105,301	104,294

Total operating costs and expenses	2,225,934	1,987,342	6,370,885	6,010,471

Operating income	171,205	50,954	423,726	88,557
Other income (expense):
Interest income	114	151	345	317
Interest expense	(33,195)	(37,099)	(101,191)	(111,168)
Amortization of loan fees	(2,295)	(2,453)	(6,869)	(7,287)
Loss from extinguishment of debt	—	—	(4,641)	—
Other, net	(5,206)	414	(4,038)	4,212

Income (loss) before income taxes	130,623	11,967	307,332	(25,369)
Provision for income taxes	(45,695)	(5,108)	(110,108)	15,892

Net income (loss)	$84,928	$6,859	$197,224	$(9,477)

Basic earnings per share	$0.94	$0.08	$2.17	$(0.11)
Diluted earnings per share (2)	$0.81	$0.08	$1.90	$(0.11)
Weighted average basic shares outstanding	89,176	88,280	88,878	88,170
Weighted average dilutive shares outstanding	109,935	88,280	109,733	88,170
Cash Flow Data
Net cash provided by (used in):
Operating activities	$255,789	$239,604	$400,551	$93,481
Investing activities	(18,678)	(19,208)	(33,045)	(56,099)
Financing activities	(7,681)	(163,250)	(24,783)	(34,750)
Other Data
Adjusted EBITDA (3)	$202,326	$90,735	$526,670	$224,629
Capital expenditures	18,653	19,660	44,655	56,741
Balance Sheet Data (at end of period)
Cash and cash equivalents			$402,635	$77,522
Working capital			673,196	354,727
Total assets			3,021,390	2,661,682
Total debt			1,062,362	1,093,608
Stockholders’ equity			882,970	680,291

(1)	Excludes $1,391.7 million, $833.2 million, $3,677.7 million, and $2,317.0 million of intercompany sales; $1,388.1 million, $3,668.8 million, $831.6 million, and $2,312.6 million of intercompany cost of products sold; and $3.6 million, $1.6 million, $8.9 million, and $4.4 million of intercompany direct operating expenses for the three and nine months ended September 30, 2011 and 2010, respectively.

(2)	Our computation of diluted earnings (loss) per share potentially includes our Convertible Senior Notes and our restricted shares and share units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings (loss) per share calculation, we assumed issuance of 0.8 million and 0.9 million restricted shares and share units for the three and nine months ended September 30, 2011, respectively, and assumed issuance of 19.9 million shares related to the Convertible Senior Notes respectively for both periods. The Convertible Senior Notes and restricted shares and share units were determined to be anti-dilutive for the same periods in 2010 and as such were not included in our computation of diluted earnings (loss) per share for those periods.

(3)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense, and other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), and certain non-cash charges, which are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(In thousands)
Net income (loss)	$84,928	$6,859	$197,224	$(9,477)
Interest expense	33,195	37,099	101,191	111,168
Provision for income taxes	45,695	5,108	110,108	(15,892)
Amortization of loan fees	2,295	2,453	6,869	7,287
Depreciation and amortization	35,581	35,253	105,301	104,294
Maintenance turnaround expense	632	—	1,336	23,286
Loss on extinguishment of debt	—	—	4,641	—
Impairment losses	—	3,963	—	3,963

Adjusted EBITDA	$202,326	$90,735	$526,670	$224,629

Refining Segment
The following tables present the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:
All Refineries

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010(5)	2011	2010(5)
	(In thousands, except per barrel data)
Statement of Operations Data
Net sales (including intersegment sales)	$2,279,022	$2,045,006	$6,248,365	$6,095,884

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,993,683	1,864,165	5,464,555	5,611,868
Direct operating expenses (exclusive of depreciation and amortization)	74,485	88,685	241,567	257,049
Selling, general, and administrative expenses	7,336	6,018	16,603	14,208
Impairment losses	—	3,757	—	3,757
Maintenance turnaround expense	632	—	1,336	23,286
Depreciation and amortization	31,440	30,434	92,633	89,211

Total operating costs and expenses	2,107,576	1,993,059	5,816,694	5,999,379

Operating income	$171,446	$51,947	$431,671	$96,505

Key Operating Statistics
Total sales volume (bpd) (1)	201,382	256,741	186,141	257,135
Total refinery production (bpd)	147,491	209,337	139,344	205,689
Total refinery throughput (bpd) (2)	149,556	211,167	141,453	207,111
Per barrel of throughput:
Refinery gross margin (3)	$20.74	$9.31	$20.30	$8.56
Gross profit (3)	18.45	7.74	17.90	6.98
Direct operating expenses (4)	5.41	4.56	6.26	4.55

Southwest Refineries (El Paso and Gallup)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(In thousands, except per barrel data)
Statement of Operations Data
Net sales (including intersegment sales)	$2,270,693	$1,578,185	$6,237,337	$4,630,412

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,988,501	1,413,007	5,457,982	4,190,979
Direct operating expenses (exclusive of depreciation and amortization)	62,753	59,879	208,891	176,849
Selling, general, and administrative expenses	7,089	5,681	19,797	13,418
Impairment losses	—	3,757	—	3,757
Maintenance turnaround expense	632	—	1,336	23,286
Depreciation and amortization	20,468	18,809	57,288	54,909

Total operating costs and expenses	2,079,443	1,501,133	5,745,294	4,463,198

Operating income (loss)	$191,250	$77,052	$492,043	$167,214

Key Operating Statistics
Total sales volume (bpd) (1)	200,505	192,478	185,826	188,973
Total refinery production (bpd)	147,491	157,589	139,344	146,874
Total refinery throughput (bpd) (2)	149,556	160,404	141,453	149,347
Per barrel of throughput:
Refinery gross margin (1) (3)	$20.51	$11.19	$20.18	$10.78
Gross profit (3)	19.02	9.92	18.70	9.43
Direct operating expenses (4)	4.56	4.06	5.41	4.34
The following tables set forth our summary refining throughput and production data for the periods presented below:
All Refineries

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010(5)	2011	2010(5)
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	76,853	112,302	73,861	108,753
Diesel and jet fuel	61,234	79,320	56,865	78,279
Residuum	5,748	5,281	5,167	4,838
Other	3,656	7,578	3,451	8,172

Liquid products	147,491	204,481	139,344	200,042
By-products (coke)	—	4,856	—	5,647

Total refinery production (bpd)	147,491	209,337	139,344	205,689

Refinery throughput (bpd):
Sweet crude oil	123,677	137,242	113,043	133,846
Sour or heavy crude oil	19,007	46,791	19,573	52,231
Other feedstocks and blendstocks	6,872	27,134	8,837	21,034

Total refinery throughput (bpd)	149,556	211,167	141,453	207,111

Southwest Refineries (El Paso and Gallup)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	76,853	86,534	73,861	80,710
Diesel and jet fuel	61,234	61,662	56,865	57,353
Residuum	5,748	5,281	5,167	4,838
Other	3,656	4,112	3,451	3,973

Total refinery production (bpd)	147,491	157,589	139,344	146,874

Refinery throughput (bpd):
Sweet crude oil	123,677	131,815	113,043	126,133
Sour or heavy crude oil	19,007	13,677	19,573	11,957
Other feedstocks and blendstocks	6,872	14,912	8,837	11,257

Total refinery throughput (bpd)	149,556	160,404	141,453	149,347

El Paso Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	60,012	69,748	57,763	64,597
Diesel and jet fuel	54,016	54,572	50,037	51,065
Residuum	5,748	5,281	5,167	4,838
Other	2,879	3,420	2,679	3,194

Total refinery production (bpd)	122,655	133,021	115,646	123,694

Refinery throughput (bpd):
Sweet crude oil	101,797	110,136	91,221	105,267
Sour crude oil	19,007	13,677	19,573	11,957
Other feedstocks and blendstocks	3,473	11,277	6,437	8,358

Total refinery throughput (bpd)	124,277	135,090	117,231	125,582

Total sales volume (bpd) (1)	165,235	151,936	151,795	152,578
Per barrel of throughput:
Refinery gross margin (3)	$27.48	$9.77	$24.05	$9.56
Direct operating expenses (4)	3.48	3.27	4.38	3.47

Gallup Refinery

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	16,841	16,786	16,098	16,113
Diesel and jet fuel	7,218	7,090	6,828	6,288
Other	777	692	772	779

Total refinery production (bpd)	24,836	24,568	23,698	23,180

Refinery throughput (bpd):
Sweet crude oil	21,880	21,679	21,822	20,866
Other feedstocks and blendstocks	3,399	3,635	2,400	2,899

Total refinery throughput (bpd)	25,279	25,314	24,222	23,765

Total sales volume (bpd) (1)	35,270	40,542	34,031	39,395
Per barrel of throughput:
Refinery gross margin (3)	$35.47	$19.44	$28.23	$17.78
Direct operating expenses (4)	7.68	6.21	8.27	6.60
Yorktown Refinery

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
Key Operating Statistics (5)
Refinery product yields (bpd):
Gasoline	25,768	28,043
Diesel and jet fuel	17,658	20,926
Other	3,466	4,199

Liquid products	46,892	53,168
By-products (coke)	4,856	5,647

Total refinery production (bpd)	51,748	58,815

Refinery throughput (bpd):
Sweet crude oil	5,427	7,713
Heavy crude oil	33,114	40,274
Other feedstocks and blendstocks	12,222	9,777

Total refinery throughput (bpd)	50,763	57,764

Total sales volume (bpd) (1)	64,262	68,162
Per barrel of throughput:
Refinery gross margin (3)	$3.35	$2.83
Direct operating expenses (4)	6.17	5.09

(1)	Includes sales of refined products sourced primarily from our refinery production as well as some refined products purchased from third parties.

(2)	Total refinery throughput includes crude oil and other feedstocks and blendstocks.

(3)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Realized and unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
The following table reconciles combined gross profit for all refineries to combined gross margin for all refineries for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,279,022	$2,045,006	$6,248,365	$6,095,884
Cost of products sold (exclusive of depreciation and amortization)	1,993,683	1,864,165	5,464,555	5,611,868
Depreciation and amortization	31,440	30,434	92,633	89,211

Gross profit	253,899	150,407	691,177	394,805
Plus depreciation and amortization	31,440	30,434	92,633	89,211

Refinery gross margin	$285,339	$180,841	$783,810	$484,016

Refinery gross margin per refinery throughput barrel	$20.74	$9.31	$20.30	$8.56

Gross profit per refinery throughput barrel	$18.45	$7.74	$17.90	$6.98

The following table reconciles gross profit for our Southwest refineries to gross margin for our Southwest refineries for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(In thousands, except per barrel data)
Net sales (including intersegment sales)	$2,270,693	$1,578,185	$6,237,337	$4,630,412
Cost of products sold (exclusive of depreciation and amortization)	1,988,501	1,413,007	5,457,982	4,190,979
Depreciation and amortization	20,468	18,809	57,288	54,909

Gross profit	261,724	146,369	722,067	384,524
Plus depreciation and amortization	20,468	18,809	57,288	54,909

Refinery gross margin	$282,192	$165,178	$779,355	$439,433

Refinery gross margin per refinery throughput barrel	$20.51	$11.19	$20.18	$10.78

Gross profit per refinery throughput barrel	$19.02	$9.92	$18.70	$9.43

(4)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(5)	In September 2010, we temporarily suspended refining operations at our Yorktown refinery. Refinery production data for our Southwest Refineries is equal to all refineries production data for the three and nine months ended September 30, 2011. As Yorktown did not operate as a refinery during the first three quarters of 2011, there is no production data presented for comparison to the first three quarters of 2010 for the Yorktown refinery.

Wholesale Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 (3)	2010	2011 (3)	2010
		(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$1,251,766	$631,303	$3,553,787	$1,782,189

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,217,783	608,406	3,463,033	1,717,703
Direct operating expenses (exclusive of depreciation and amortization)	17,168	12,713	49,230	35,107
Selling, general, and administrative expenses	3,075	3,525	7,992	8,280
Depreciation and amortization	1,033	1,210	3,257	3,914

Total operating costs and expenses	1,239,059	625,854	3,523,512	1,765,004

Operating income	$12,707	$5,449	$30,275	$17,185

Operating Data
Fuel gallons sold (in thousands)	400,277	259,446	1,141,867	735,510
Fuel margin per gallon (1)	$0.07	$0.07	$0.06	$0.07
Lubricant sales	$30,888	$28,015	$86,242	$77,477
Lubricant margins (2)	11.2%	12.6%	12.0%	11.8%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011 (3)	2010	2011 (3)	2010
		(In thousands, except per gallon data)
Net sales
Fuel sales	$1,306,021	$656,888	$3,719,216	$1,863,682
Excise taxes included in fuel sales	(92,841)	(61,377)	(275,555)	(181,378)
Lubricant sales	30,888	28,015	86,242	77,477
Other sales	7,698	7,777	23,884	22,408

Net sales	$1,251,766	$631,303	$3,553,787	$1,782,189

Cost of products sold
Fuel cost of products sold	$1,280,306	$640,866	$3,653,258	$1,818,326
Excise taxes included in fuel cost of products sold	(92,841)	(61,377)	(275,555)	(181,378)
Lubricant cost of products sold	27,426	24,494	75,850	68,321
Other cost of products sold	2,892	4,423	9,480	12,434

Cost of products sold	$1,217,783	$608,406	$3,463,033	$1,717,703

Fuel margin per gallon (1)	$0.07	$0.07	$0.06	$0.07

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

(3)	Our wholesale segment began selling finished product through our Yorktown facility during January 2011. The finished products sold through our Yorktown facility were purchased from third parties. Net sales of $385.2 million and $991.4 million, cost of products sold of $375.6 million and $974.4 million, and direct operating costs of $1.9 million and $5.2 million for the three and nine months ended September 30, 2011, respectively were from new wholesale activities through our Yorktown facility without comparable activity in the prior periods.
Retail Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
		(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$258,001	$195,138	$670,163	$537,930

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	230,001	166,406	595,514	462,814
Direct operating expenses (exclusive of depreciation and amortization)	21,098	17,169	55,696	50,177
Selling, general, and administrative expenses	2,010	1,461	5,032	3,425
Depreciation and amortization	2,410	2,496	7,232	7,631

Total operating costs and expenses	255,519	187,532	663,474	524,047

Operating income	$2,482	$7,606	$6,689	$13,883

Operating Data
Fuel gallons sold (in thousands)	62,170	56,583	160,133	155,831
Fuel margin per gallon (1)	$0.18	$0.22	$0.18	$0.19
Merchandise sales	55,478	52,439	$148,596	$144,440
Merchandise margin (2)	27.9%	28.8%	28.2%	28.5%
Operating retail outlets at period end (3)	172	150	172	150

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except per gallon data)
Net sales
Fuel sales	$218,261	$158,737	$562,692	$435,124
Excise taxes included in fuel revenues	(22,092)	(21,764)	(59,757)	(59,697)
Merchandise sales	55,478	52,439	148,596	144,440
Other sales	6,354	5,726	18,632	18,063

Net sales	$258,001	$195,138	$670,163	$537,930

Cost of products sold
Fuel cost of products sold	207,229	146,465	534,227	405,333
Excise taxes included in fuel cost of products sold	(22,092)	(21,764)	(59,757)	(59,697)
Merchandise cost of products sold	39,976	37,318	106,659	103,286
Other cost of products sold	4,888	4,387	14,385	13,892

Cost of products sold	$230,001	$166,406	$595,514	$462,814

Fuel margin per gallon (1)	$0.18	$0.22	$0.18	$0.19

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to fuel sales.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

(3)	During the three and nine months ended September 30, 2011, we added 3 and 22 retail outlets, respectively.

Reconciliation of Special Items
We present below certain additional financial measures that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
Reported diluted earnings (losses) per share	$0.81	$0.08	$1.90	$(0.11)

Earnings (loss) before income taxes	$130,623	$11,967	$307,332	$(25,369)
Loss on extinguishment of debt	—	—	4,641	—
Unrealized losses from hedging future production	94,555		116,086

Earnings (loss) before income taxes excluding special items	225,178	11,967	428,059	(25,369)
Recomputed income taxes after special items	(78,789)	(5,108)	(153,328)	15,892

Net income (loss) excluding special items	$146,389	$6,859	$274,731	$(9,477)

Diluted earnings (loss) per share excluding special items	$1.37	$0.08	$2.60	$(0.11)